EXHIBIT 10.20

                            INTERCREDITOR AGREEMENT

     THIS INTERCREDITOR AGREEMENT (this "Agreement"), dated as of March 3, 1995, is entered into between FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), WELLS FARGO BANK, N.A., a national banking association ("Wells Fargo"), and FEDERAL INSURANCE COMPANY, a Indiana corporation ("Federal"), and is acknowledged and consented to by ROBERTSON-CECO CORPORATION, a Delaware corporation ("Robertson-Ceco").

                             W I T N E S S E T H :

     WHEREAS, Robertson-Ceco, certain of Robertson-Ceco's subsidiaries and Wells Fargo are parties to certain letter of credit agreements, loan agreements, promissory notes, security agreements, pledge agreements, mortgages, deeds of trust, or other related documents (collectively, the "Wells Fargo Agreements");

     WHEREAS, to secure the obligations owed to Wells Fargo under the Wells Fargo Agreements, the Obligors have granted Wells Fargo security interests in and liens on some or all of the Collateral;

     WHEREAS, Robertson-Ceco and Foothill have entered into the Loan Agreement and the Obligors have entered into various other documents with Foothill related thereto including promissory notes, security agreements, pledge agreements, mortgages, deeds of trust, or other related agreements (collectively, the "Foothill Agreements");

     WHEREAS, to secure the obligations owed to Foothill under the Foothill Agreements, the Obligors have granted or will grant to Foothill security interests in and liens on all of the Collateral;

     WHEREAS, Robertson-Ceco and Federal have entered into the Settlement Agreement and Robertson-Ceco has entered into various other documents with Federal related thereto including security agreements, pledge agreements, mortgages, deeds of trust, or other related agreements (collectively, the "Federal Agreements");

     WHEREAS, to secure the obligations owed to Federal under the Federal Agreements, the Obligors have granted or will grant to Federal security interests in and liens on all of the Collateral;

     WHEREAS, Foothill has requested that Wells Fargo expressly subordinate its liens and security interests in the Collateral to those securing the Foothill Claim;

     WHEREAS, Foothill and Wells Fargo have required, as a condition to their consent to the grant by the Obligors of liens and security interests in the Collateral, that Federal expressly subordinate its liens and security interests in the Collateral to those securing the Foothill Claim and the Wells Fargo Claim;

     WHEREAS, Wells Fargo, Foothill, and Federal each have filed, or hereafter may file, financing statements, fixture filings, mortgages, deeds of trust, or other filings or notices; and

     WHEREAS, Wells Fargo, Foothill, and Federal each desire to agree to the relative priority of their respective security interests in and liens on the Collateral and to agree to certain other rights, priorities, and interests.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, Wells Fargo, Foothill, and Federal hereby agree as follows, and Robertson-Ceco hereby acknowledges and consents to the following:

     1. Definitions. As used herein the following initially capitalized terms shall have the indicated definitions:

     "Accounts" means all presently existing and hereafter arising accounts, contract rights for the payment of money, and all other forms of obligations owing to an Obligor arising out of the sale or lease of goods or the rendition of services by such Obligor, irrespective of whether earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by such Obligor relating to any of the foregoing.

     "Acstar" means ACSTAR Insurance Company.

     "Acstar Collateral" means that portion of the Collateral that is subject to a prior security interest in favor of Acstar under and pursuant to the terms of the Acstar Intercreditor Agreements.

     "Acstar Intercreditor Agreements" means (a) that certain Intercreditor Agreement between Wells Fargo and Acstar, and (b) that certain Intercreditor Agreement, dated as of November 18, 1993, between Foothill and Acstar, each of which is substantially identical to the other.

     "Agreement" means this Intercreditor Agreement, as it may be amended, supplemented, or modified from time to time in accordance with the provisions hereof.

     "Asset" means any interest of an Obligor in any kind of property or asset, whether real, personal, or mixed real and personal, or whether tangible or intangible.

     "Bankruptcy Code" means the federal bankruptcy law of the United States as from time to time in effect, currently as Title 11 of the United States Code. Section references to current sections of the Bankruptcy Code shall refer to comparable sections of any revised version thereof if section numbering is changed.

     "Books and Records" means all of the Obligors' books and records including: ledgers; records indicating, summarizing, or evidencing the Obligors' assets or liabilities, or the Collateral; all information relating to the Obligors' business operations or financial condition; and all computer programs, disc or tape files, printouts, runs, or other computer prepared information, and the Equipment containing such information.

     "Business Day" means any day, other than a Saturday or Sunday, that commercial banks in general are open for the transaction of commercial banking business in Los Angeles, California.

     "Claims" means the Federal Claim, the Foothill Claim, or the Wells Fargo Claim.

     "Collateral" means any and all Assets, whether tangible or intangible, in which any Obligor now or hereafter has any right, title, or interest, and in which either Federal, Foothill, or Wells Fargo from time to time has or may have any lien or security interest, including each of the following: the Accounts; the Books and Records; the Collateral Custody Account; the Domestic Subsidiary Stock; the Equipment; the Foreign Subsidiary Stock; the General Intangibles; the Inventory; any Money; the Negotiable Collateral; the Real Property Collateral; any other Assets of the Obligors that hereafter come into the possession, custody, or control of Federal, Foothill, or Wells Fargo; and the Proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the Collateral, and including any and all Proceeds of the Accounts, the Books and Records, the Collateral Custody Account, the Domestic Subsidiary Stock, the Equipment, the Foreign Subsidiary Stock, the General Intangibles, the Inventory, any Money, the Negotiable Collateral, any Real Property Collateral, and any other tangible or intangible Assets resulting from the sale, exchange, collection, or other disposition of the Collateral, or any portion thereof or interest therein.

     "Collateral Custody Account" shall have the meaning ascribed thereto in the Wells Fargo Agreements.

     "Commitment" means (i) $30,000,000 for the first eighteen months of the term of the Letter of Credit Agreement, (ii) $25,000,000 for the nineteenth through the twenty-fourth month of the term thereof, (iii) $20,000,000 for the twenty-fifth through the thirtieth month of the term thereof, and (iv) $15,000,000 for the thirty-first through the thirty-sixth month of the term thereof.

     "Credit Documents" means the Federal Agreements, the Foothill Agreements, and the Wells Fargo Agreements.

     "Creditor" means Federal, Foothill, or Wells Fargo.

     "Default Notice" shall mean a written notice from or on behalf of Federal to Foothill notifying Foothill of the existence of a payment default under the Federal Agreements and specifically designating such notice as a "Default Notice."

     "Domestic Subsidiary Stock" means all shares of capital stock, rights to acquire same, or certificates evidencing same, of any one or more of Robertson-Ceco's domestic subsidiaries, now or hereafter beneficially owned by any Obligor.

     "Enforcement Action" means, with respect to any Creditor and with respect to any item of Collateral in which such Creditor has or claims a security interest, lien, or Right of Offset, any action, whether judicial or nonjudicial, to repossess, collect, offset, recoup, give notification to third parties with respect to, sell, dispose of, foreclose upon, give notice of sale, disposition, or foreclosure with respect to, or obtain equitable or injunctive relief with respect to, such Collateral. In addition, with respect to Wells Fargo, "Enforcement Action" includes any acceleration of the maturity of the Wells Fargo Claim, the termination of the Commitment or of the Letter of Credit Agreement, or the commencement of any lawsuit or proceeding against any Obligor to collect or enforce the Wells Fargo Claim. In addition, with respect to Federal, "Enforcement Action" includes any acceleration of the maturity of the Federal Claim or the commencement of any lawsuit or other proceeding against any Obligor to collect or enforce the Federal Claim or the enforcement of any judgment against any Obligor with respect to the Federal Claim. The filing by any Creditor of, or the joining in the filing by any Creditor of, an involuntary bankruptcy or insolvency proceeding against any Obligor also is an Enforcement Action.

     "Equipment" means all of the Obligors' present and hereafter acquired machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, vehicles, tools, parts, dies, jigs, goods (other than consumer goods, farm products, or Inventory), and any interest in any of the foregoing, wherever located, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located.

     "Existing Letters of Credit" means those certain letters of credit that are outstanding as of the date hereof, are described in Schedule E-1 attached hereto, and were issued by Wells Fargo pursuant to the Wells Fargo Agreements.

     "Federal" has the meaning ascribed to such term in the preamble to this Agreement.

     "Federal Agreements" has the meaning ascribed to such term in the recitals to this Agreement, and shall include any future amendments, modifications, extensions, supplements, restatements, or replacements of any of the Federal Agreements.

     "Federal Claim" means any and all present and future "claims" (used in its broadest sense, as contemplated by and defined in Section 101(5) of the Bankruptcy Code, but without regard to whether such claim would be disallowed under the Bankruptcy Code) of Federal now or hereafter arising or existing under or relating to the Federal Agreements, whether joint, several, or joint and several, whether fixed or indeterminate, due or not yet due, contingent or non-contingent, matured or unmatured, liquidated or unliquidated, or disputed or undisputed, whether under a guaranty, and whether arising under contract, in tort, by law, or otherwise, and including all credit advanced or extended to or for the benefit of any Obligor at any time (including any indebtedness arising pursuant to debtor-in-possession financing arrangements or pursuant to financing arrangements entered into in connection with the confirmation of a plan of reorganization under chapter 11 of the Bankruptcy Code), any interest or fees thereon (including interest or fees that accrue after the filing of a petition by or against any Obligor under the Bankruptcy Code, irrespective of whether allowable under the Bankruptcy Code), any costs of Enforcement Actions, including reasonable attorneys fees and costs, and any prepayment or termination premiums.

     "Foothill" has the meaning ascribed to such term in the preamble to this Agreement.

     "Foothill Agreements" has the meaning ascribed to such term in the recitals to this Agreement, and shall include any future amendments, modifications, extensions, supplements, restatements, or replacements of any of the Foothill Agreements.

     "Foothill Claim" means any and all present and future "claims" (used in its broadest sense, as contemplated by and defined in Section 101(5) of the Bankruptcy Code, but without regard to whether such claim would be disallowed under the Bankruptcy Code) of Foothill now or hereafter arising or existing under or relating to the Foothill Agreements, whether joint, several, or joint and several, whether fixed or indeterminate, due or not yet due, contingent or non-contingent, matured or unmatured, liquidated or unliquidated, or disputed or undisputed, whether under a guaranty, a Foothill Letter of Credit, or any other letter of credit, and whether arising under contract, in tort, by law, or otherwise, and including all credit advanced or extended to or for the benefit of any Obligor at any time (including any indebtedness arising pursuant to debtor-in-possession financing arrangements or pursuant to financing arrangements entered into in connection with the confirmation of a plan of reorganization under chapter 11 of the Bankruptcy Code), any interest or fees thereon (including interest or fees that accrue after the filing of a petition by or against any Obligor under the Bankruptcy Code, irrespective of whether allowable under the Bankruptcy Code), any costs of Enforcement Actions, including reasonable attorneys fees and costs, and any prepayment or termination premiums.

     "Foothill Collateral" means all of the Collateral other than the Acstar Collateral, the Reliance Collateral, and the Wells Fargo Cash Collateral.

     "Foothill Letters of Credit" means those certain standby letters of credit issued from time to time by Foothill, for the account of Robertson-Ceco, for the benefit of Wells Fargo, in order to support Robertson-Ceco's obligations with respect to a Wells Fargo Letter of Credit.

     "Foreign Subsidiary Stock" means all shares of capital stock, rights to acquire same, or certificates evidencing same, of any one or more of Robertson-Ceco's foreign subsidiaries, now or hereafter beneficially owned by any Obligor.

     "Future Letters of Credit" means any letter of credit, other than an Existing Letter of Credit, issued, extended, renewed, or amended by Wells Fargo for the account of Robertson-Ceco.

     "General Intangibles" means all of the Obligors' present and future general intangibles and other personal property (including choses or things in action, liens or other rights arising by operation of law, whether by virtue of common law, statutory law, or regulatory law, deposit accounts, goodwill, patents, logos, trade names, trademarks, service marks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, contract rights, deposit accounts, route lists, monies due under any royalty or licensing agreements, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, insurance premium refunds, tax refunds, and tax refund claims), exclusive of goods, Accounts, and, the Wells Fargo Cash Collateral up to, but not in excess of, the Required Cash Collateral Amount.

     "Inventory" means all present and future inventory in which any Obligor has any interest, including goods held for sale or lease or to be furnished under a contract of service and all of any Obligor's present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located, and any documents of title representing any of the above.

     "Letter of Credit Agreement" means that certain Letter of Credit Agreement, dated as of even date herewith, among Foothill, Robertson-Ceco, and Wells Fargo, pursuant to which, among other things, Wells Fargo agrees to issue, amend, renew, or extend Letters of Credit for the account of Robertson-Ceco in an amount up to the amount of the Commitment extant from time to time.

     "Loan Agreement" means that certain Loan and Security Agreement, dated as of April 12, 1993, between Foothill and Robertson-Ceco, as amended from time to time.

     "Money" means cash, coins, currency, or any other medium of exchange that is treated as the equivalent of cash (but not including Negotiable Collateral or deposit accounts), including foreign currency.

     "Negotiable Collateral" means all of the Obligors' present and future letters of credit, notes, drafts, instruments, documents, personal property leases, and chattel paper.

     "Obligors" means Robertson-Ceco and each of its subsidiaries that is a party to a Wells Fargo Agreement, a Federal Agreement, or a Foothill Agreement, individually and collectively.

     "Personal Property Collateral" means and includes all of the Collateral except for the Real Property Collateral.

     "Proceeds" has the meaning given such term by Division 9 of the UCC and case law interpreting and defining such term, irrespective of whether received by any Obligor, and shall include insurance proceeds, rents received or receivable from the lease of goods, and dividends or other distributions paid or payable with respect to shares of capital stock.

     "Robertson-Ceco" has the meaning ascribed to such term in the preamble to this Agreement and shall, if applicable, include Robertson-Ceco Corporation in its capacity as a debtor-in-possession.

     "Real Property Collateral" means any of the Collateral that constitutes real property, and the identifiable and traceable rents, issues, and profits of such real property, except that "Real Property Collateral" shall not include any Equipment.

     "Reliance" means Reliance Insurance Company, United Pacific Insurance Company, and Planet Insurance Company.

     "Reliance Collateral" means that portion of the Collateral that is subject to a prior security interest in favor of Reliance under and pursuant to the terms of the Reliance Intercreditor Agreements.

     "Reliance Intercreditor Agreements" means (a) that certain Intercreditor Agreement, dated as of November 8, 1990, between Wells Fargo and Reliance, and
(b) that certain Intercreditor Agreement, dated as of April 30, 1993, between Foothill and Reliance, each of which is substantially identical to the other.

     "Required Cash Collateral Amount" means the amount of Money or cash equivalents maintained by the Obligors in the Collateral Custody Account equal to (a) (i) the outstanding undrawn amount of the Wells Fargo Letters of Credit plus (ii) the amount of unpaid drawings under Wells Fargo Letters of Credit, minus (b) (i) the undrawn and unpaid amount of Foothill Letters of Credit plus
(ii) the Third Party Letter of Credit Amount.

     "Right of Offset" means any right of offset, recoupment, setoff, banker's lien, or other similar right or remedy, whether at law or in equity.

     "Settlement Agreement" means that certain Settlement Agreement, dated as of March 2, 1995, between Federal and Robertson-Ceco.

     "Standstill Period" means the period commencing on the date of receipt by Foothill of a Default Notice from Federal until the first to occur of: (a) the 180th day after receipt of such Notice; provided, however, that if, on or before such date or during such period, Foothill has (y) accelerated its Claim, and (z) has commenced and diligently is pursuing a judicial proceeding to collect its Claim or has commenced and diligently is pursuing the collection of the Accounts or has given notice of a sale of a substantial part of the Collateral securing its Claim and diligently is pursuing the collection or foreclosure and sale of such Collateral, then such period shall continue unless and until Foothill either rescinds such acceleration, abandons, terminates, or diligently fails to pursue such judicial proceeding, or abandons, terminates, or diligently fails to pursue such collection or foreclosure proceedings to realize upon a substantial part of its Collateral; and (b) the date on which Federal shall have waived or acknowledged, in writing, the cure of the default that was the subject of the Default Notice.

     "Third Party Letter of Credit Amount" means the amount equal to the undrawn and unpaid amount under one or more letters of credit issued in favor of Wells Fargo, in form and by a third party issuer acceptable to Wells Fargo, in the exercise of its sole discretion, to support the obligation of Robertson-Ceco with respect to the Wells Fargo Letters of Credit.

     "UCC" means the Uniform Commercial Code in effect in the State of California, except with respect to the perfection of any security interest, in which case the term "UCC" shall refer to the Uniform Commercial Code of the jurisdiction that, under Section 9103 of the California Uniform Commercial Code, governs the perfection of the security interest.

     "Wells Fargo" has the meaning ascribed to such term in the preamble to this Agreement.

     "Wells Fargo Agreements" has the meaning ascribed to such term in the recitals to this Agreement together with the Letter of Credit Agreement, and shall include any future amendments, modifications, extensions, supplements, restatements, or replacements of any of the Wells Fargo Agreements.

     "Wells Fargo Cash Collateral" means that portion of the Collateral that is composed of the Required Cash Collateral Amount and that has been deposited in and is evidenced by the Collateral Custody Account. To the extent that the Collateral Custody Account contains more than the Required Cash Collateral Amount, the excess is not Wells Fargo Cash Collateral.

     "Wells Fargo Claim" means any and all present and future "claims" (used in its broadest sense, as contemplated by and defined in Section 101(5) of the Bankruptcy Code, but without regard to whether such claim would be disallowed under the Bankruptcy Code) of Wells Fargo now or hereafter arising or existing under or relating to the Foothill Agreements, whether joint, several, or joint and several, whether fixed or indeterminate, due or not yet due, contingent or non-contingent, matured or unmatured, liquidated or unliquidated, or disputed or undisputed, whether under a Wells Fargo Letter of Credit, and whether arising under contract, in tort, by law, or otherwise, and including all credit advanced or extended to or for the benefit of the Obligors at any time (including any indebtedness arising pursuant to debtor-in-possession financing arrangements or pursuant to financing arrangements entered into in connection with the confirmation of a plan of reorganization under chapter 11 of the Bankruptcy Code), any interest or fees thereon (including interest or fees that accrue after the filing of a petition by or against any Obligor under the Bankruptcy Code, irrespective of whether allowable under the Bankruptcy Code), any costs of Enforcement Actions, including reasonable attorneys fees and costs, and any prepayment or termination premiums.

     "Wells Fargo Letters of Credit" means the Existing Letters of Credit and the Future Letters of Credit.

     2. Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular and to the singular include the plural, the part includes the whole, the terms "include," "includes," and "including" are not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or". The words "hereof," "herein," "hereby," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section references are to this Agreement unless otherwise specified. Any terms used in this Agreement which are defined in the UCC shall be construed and defined as set forth in the UCC unless otherwise defined herein. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

     3. Lien Priorities. Notwithstanding the date, manner, or order of perfection of the security interests, liens, or Rights of Offset granted to or otherwise existing in favor of Wells Fargo, Federal, or Foothill, and notwithstanding any contrary provisions of the UCC, or any applicable law or decision, or the provisions of the Wells Fargo Agreements, the Federal Agreements, or the Foothill Agreements, and irrespective of whether Wells Fargo, Federal, or Foothill holds possession of all or any part of the Collateral, the following, as between and among Wells Fargo, Federal, and Foothill, shall be the relative priority of the security interests, liens, and Rights of Offset of Wells Fargo, Federal, and Foothill in and to the
Collateral:

          a.   As to the Reliance Collateral:

               i) Foothill shall have a second and subordinate security interest in or lien on such Reliance Collateral, subordinate only to the first and prior perfected security interest therein or lien thereon of Reliance, if any;

               ii) Wells Fargo shall have a third and subordinate security interest in or lien on such Reliance Collateral, subordinate only to the first and prior perfected security interest therein or lien thereon of Reliance, if any, and the second and prior security interest therein or lien thereon of Foothill; and

               iii) Federal shall have a fourth and subordinate security
                    interest in or lien on such Reliance Collateral, subordinate only to the first and prior perfected security interest therein or lien thereon of Reliance, if any, the second and prior security interest therein or lien thereon of Foothill, and the third and prior security interest therein or lien thereon of Wells Fargo;

          b.   As to the Acstar Collateral:

               i) Foothill shall have a second and subordinate security interest in or lien on such Acstar Collateral, subordinate only to the first and prior perfected security interest therein or lien thereon of Acstar, if any;

               ii) Wells Fargo shall have a third and subordinate security interest in or lien on such Acstar Collateral, subordinate only to the first and prior perfected security interest therein or lien thereon of Acstar, if any, and the second and prior security interest therein or lien thereon of Foothill; and

               iii) Federal shall have a fourth and subordinate security
                    interest in or lien on such Acstar Collateral, subordinate only to the first and prior perfected security interest therein or lien thereon of Acstar, if any, the second and prior security interest therein or lien thereon of Foothill, and the third and prior security interest therein or lien thereon of Wells Fargo;

          c.   As to the Wells Fargo Cash Collateral:

               i) Wells Fargo shall have a first and prior security interest in, lien on, and Right of Offset with respect to such Wells Fargo Cash Collateral;

               ii) Foothill shall have a second and subordinate security interest in, lien on, and Right of Offset with respect to such Wells Fargo Cash Collateral, subordinate only to the first and prior security interest therein, lien thereon, or Right of Offset with respect thereto of Wells Fargo; and

               iii) Federal shall have a third and subordinate security
                    interest in, lien on, and Right of Offset with respect to such Wells Fargo Cash Collateral, subordinate only to the first and prior security interest therein, lien thereon, or Right of Offset with respect thereto of Wells Fargo and the second and prior security interest therein, lien thereon, or Right of Offset with respect thereto of Foothill;

          d.   As to the Foothill Collateral:

               i) Foothill shall have a first and prior security interest in, lien on, and Right of Offset with respect to such Foothill Collateral;

               ii) Wells Fargo shall have a second and subordinate security interest in, lien on, and Right of Offset with respect to such Foothill Collateral, subordinate only to the first and prior security interest therein, lien thereon, or Right of Offset with respect thereto of Foothill; and

               iii) Federal shall have a third and subordinate security
                    interest in, lien on, and Right of Offset with respect to such Foothill Collateral, subordinate only to the first and prior security interest therein, lien thereon, or Right of Offset with respect thereto of Foothill and the second and prior security interest therein, lien thereon, or Right of Offset with respect thereto of Wells Fargo.

     If the Claims of any Creditor holding a level of priority with respect to a category of Collateral are fully and finally paid and satisfied and such Creditor has no further commitment to extend credit facilities to Robertson-Ceco and has released or terminated its security interests and liens in the Collateral, then each Creditor with a junior level of priority thereupon shall be elevated one level of priority with respect to such category of Collateral for all purposes hereof. In the event that Federal or Wells Fargo obtains the rights of a holder in due course of a negotiable instrument with respect to any portion of the Collateral, then Section 9309 of the UCC shall not provide Federal or Wells Fargo, as applicable, with priority in such Collateral. The provisions of Section 9309 of the UCC notwithstanding, the relative priority of the security interests, liens, and Rights of Offset of Wells Fargo and Foothill in and to any portion of the Collateral in which another party obtains the rights of a holder in due course shall be determined by the priorities set forth in this section.

     4. Distribution of Proceeds of Collateral. Upon the occurrence and during the continuance of any event of default under any of the Credit Documents, as among the Creditors, all Proceeds of any sale, exchange, collection, or other disposition of the Collateral shall be distributed as follows:

          a.   As to the Reliance Collateral:

               i) First, to Reliance, to the extent required by the express terms and conditions of the Reliance
                    Intercreditor Agreements;

               ii) Second, the balance, if any, to Foothill, in an amount up to the amount of the Foothill Claim;

               iii) Third, the balance, if any, to Wells Fargo up to the
                    amount of the Wells Fargo Claim; and

               iv) Fourth, the balance, if any, to Federal up to the amount of the Federal Claim; and

          b.   As to the Acstar Collateral:

               i) First, to Acstar, to the extent required by the express terms and conditions of the Acstar
                    Intercreditor Agreements;

               ii) Second, the balance, if any, to Foothill, in an amount up to the amount of the Foothill Claim;

               iii) Third, the balance, if any, to Wells Fargo up to the
                    amount of the Wells Fargo Claim; and

               iv) Fourth, the balance, if any, to Federal up to the amount of the Federal Claim; and

          c.   As to the Collateral Custody Account:

               i) First, to Wells Fargo, in an amount up to the amount of the Required Cash Collateral Amount extant from time to time;

               ii) Second, the balance, if any, to Foothill, up to the amount of the Foothill Claim;

               iii) Third, the balance, if any, to Federal, up to the
                    amount of the Federal Claim; and

          d. As to the Foothill Collateral (other than the Collateral Custody Account):

               i) First, to Foothill, in an amount up to the amount of the Foothill Claim;

               ii) Second, the balance, if any, to Wells Fargo up to the amount of the Wells Fargo Claim; and

               iii) Third, the balance, if any, to Federal up to the
                    amount of the Federal Claim.

     This section is applicable with respect to any item of Collateral only to the extent that each of the Creditors concurrently has a security interest in or lien on or Right of Offset with respect to such Collateral. Nothing herein shall require any Creditor to have or hold a security interest in or lien on or Right of Offset with respect to Collateral that it does not wish to have or hold, and the priorities in Section 3 shall not be relevant to any Collateral in which only one of the Creditors has a security interest or lien or Right of Offset. Any Proceeds of Collateral that are received by Foothill pursuant to and in accordance with the provisions of this section at a time when one or more Foothill Letters of Credit are outstanding and undrawn shall be held by Foothill as cash collateral until the contingent obligation represented by such Foothill Letter of Credit either matures and is paid or is retired without the contingency occurring. To the extent that the contingent obligation matures and is paid, Foothill shall have the right to apply such cash collateral to the repayment of the extant non-contingent obligation. To the extent that the contingent obligation is retired without the contingency occurring, the cash collateral shall be reapplied in the sequence described above as if such cash collateral had, at the time of the retirement of such contingent obligation, been received as Proceeds of Collateral. Any Proceeds of Collateral that are received by Wells Fargo pursuant to and in accordance with the provisions of this section at a time when one or more Wells Fargo Letters of Credit are outstanding and undrawn shall be held by Wells Fargo as cash collateral until the contingent obligation represented by such Wells Fargo Letter of Credit either matures and is paid or is retired without the contingency occurring. To the extent that the contingent obligation matures and is paid, Wells Fargo shall have the right to apply such cash collateral to the repayment of then extant non-contingent obligation. To the extent that the contingent obligation is retired without the contingency occurring, the cash collateral shall be reapplied in the sequence described above as if such cash collateral had, at the time of the retirement of such contingent obligation, been received as Proceeds of Collateral.

     5. Limitation on Exercise of Remedies by Wells Fargo. Any provision in the Wells Fargo Agreements to the contrary notwithstanding, without the prior written consent of Foothill, Wells Fargo shall not take any Enforcement Action unless a drawing that is made by Wells Fargo under a Foothill Letter of Credit (in accordance with the terms of such Foothill Letter of Credit) is not paid by Foothill within thirty (30) days (sixty (60) days in the event that Foothill disputes, in good faith, its obligation to make payment under the Foothill Letter of Credit) after the date on which, by the terms of such Foothill Letter of Credit, Foothill is obligated to make such payment. Wells Fargo further agrees that the Obligors will be free to use their Money and cash equivalents (other than the Required Cash Collateral Amount in the Collateral Custody Account) for their general corporate purposes, notwithstanding the security interests, liens, or Rights of Offset of Wells Fargo, so long as Wells Fargo is not enforcing, in accordance with the terms and conditions hereof, its security interests, liens, or Rights of Offset in respect of such Money or cash equivalents. Foothill and Federal each agrees that Wells Fargo shall not incur any liability to Foothill or Federal for taking or refraining from taking any action with respect to the Collateral so long as Wells Fargo complies with the express provisions of this Agreement.


     6. Limitation on Exercise of Remedies by Federal. Any provision in the Federal Agreements to the contrary notwithstanding, without the prior written consent of both Foothill and Wells Fargo, Federal shall not take any Enforcement Action unless and until the Foothill Claim and the Wells Fargo Claim have been fully and finally paid and such Creditors have no further commitments to extend credit facilities to Robertson-Ceco and have released or terminated their security interests and liens in the Collateral; provided, however, that the foregoing shall not prohibit Federal (a) from filing, at the times and in accordance with the terms and conditions of the Federal Agreements, an agreement for judgment in Civil Action No. 94-12316-PBS currently pending in U.S. District Court for the District of Massachusetts (the "Massachusetts Action"), and (b) after the Standstill Period shall cease to be in effect, from taking any and all actions to enforce such judgment that may be available at law or in equity, exclusive, however, of any right to foreclose or otherwise enforce its security interest in the Collateral by any available judicial procedure. The lien of any levy that may be made upon the Collateral by virtue of any execution based upon the judgment entered in the Massachusetts Action shall not relate back to the date of the perfection of Federal's security interest in such Collateral. A judicial sale after the end of the Standstill Period, pursuant to any such execution, shall not constitute a foreclosure or other enforcement of Federal's security interest in the Collateral.

     Federal acknowledges that the foregoing covenant was an essential and unconditional requirement of Foothill and Wells Fargo in agreeing to permit Federal to obtain a junior lien and security interest in and to the Collateral and Federal agrees that any breach of the foregoing will cause Foothill and Wells Fargo irreparable harm and that either Foothill or Wells Fargo may obtain an injunction to prevent Federal from violating or continuing to violate the foregoing covenant. Federal further agrees that the Obligors will be free to use their Money and cash equivalents for their general corporate purposes, notwithstanding the security interests, liens, or Rights of Offset of Federal, so long as Federal is not enforcing, in accordance with the terms and conditions hereof, its security interests, liens, or Rights of Offset in respect of such Money or cash equivalents. Foothill and Wells Fargo each agrees that Federal shall not incur any liability to Foothill or Wells Fargo for taking or refraining from taking any action with respect to the Collateral so long as Federal complies with the express provisions of this Agreement.

     7. Exercise of Remedies in the Absence of a Limitation. Subject only to any express provision of this Agreement that requires a Creditor to take or refrain from taking an action, each Creditor may exercise its discretion with respect to exercising or refraining from exercising any of its rights and remedies under its respective agreements with the Obligors or from taking or refraining from taking any Enforcement Action. Wells Fargo and Federal each agrees that Foothill shall not incur any liability to Wells Fargo or Federal for taking or refraining from taking any action with respect to the Collateral so long as Foothill complies with the express provisions of this Agreement. Wells Fargo further agrees that, Section 952 of the California Financial Code to the contrary notwithstanding, if Foothill notifies Wells Fargo, pursuant to
Section 9502 of the UCC, to make payment to Foothill of any Account or General Intangible (other than the Wells Fargo Cash Collateral up to the then Required Cash Collateral Amount) owed by Wells Fargo to one or more of the Obligors, then Wells Fargo promptly will comply with such request and will remit such amount or amounts directly to Foothill.

     8. Waiver of Right of Offset by Wells Fargo. Wells Fargo hereby waives in favor of Foothill any Right of Offset that Wells Fargo may have with respect to any amounts maintained on deposit by Foothill with Wells Fargo (including amounts that are Proceeds of Collateral including collections of Accounts or General Intangibles that have been remitted by Robertson-Ceco (or any other Obligor) to such account of Foothill) and agrees with Foothill that it will not exercise any such Right of Offset with respect to any deposit account of Foothill maintained with Wells Fargo on account of any amount drawn under a Foothill Letter of Credit. The foregoing to the contrary notwithstanding, Wells Fargo shall be entitled to recoup against any deposit account of Foothill the fees, expenses, and charges of Wells Fargo that are chargeable to Foothill for the maintenance and administration of such deposit account.

     9. Limitation on Amendments to the Wells Fargo Agreements. From and after the date hereof, Wells Fargo agrees that it will not alter, amend, modify, add, supplement, or otherwise change (other than by extending the dates on which the Commitment is to be reduced) any term or condition contained in the Wells Fargo Agreements, without obtaining the express prior written consent of Foothill to such alteration, amendment, modification, addition, supplement, or other change. Should Wells Fargo cease extending further credit to the Obligors, this Agreement nevertheless shall continue in effect as to the outstanding Claims of each Creditor until this Agreement is terminated in accordance with the provisions hereof.

     10. Limitation on Amendments to the Federal Agreements. From and after the date hereof, Federal agrees that it will not alter, amend, modify, add, supplement, or otherwise change (other than by extending the dates on which payments of principal are due and payable under the terms of the Federal Agreements) any term or condition contained in the Federal Agreements, without obtaining the express prior written consent of Foothill and Wells Fargo to such alteration, amendment, modification, addition, supplement, or other change.

     11. Amendments to the Foothill Agreements. Foothill may alter, amend, modify, add, supplement, or otherwise change any term or condition contained in the Foothill Agreements, including the increasing or decreasing of the amount of the credit facilities made available by it to the Obligors, without the need to obtain any consent of Wells Fargo or Federal to such alteration, amendment, modification, addition, supplement, or other change and without in any way affecting the rights and obligations of the Creditors under this Agreement. Foothill does agree to give Wells Fargo (but not Federal) written notice of any increase in the Maximum Amount (as that term is defined in the Loan Agreement), such notice to be provided concurrent with or prior to any such increase. Should Foothill cease extending further credit to the Obligors, this Agreement nevertheless shall continue in effect as to the outstanding Claims of each Creditor until this Agreement is terminated in accordance with the provisions hereof.

     12. Notice of Acceleration. Foothill, Federal, and Wells Fargo each shall endeavor, in good faith, to provide each other with notice (in accordance with the notice provisions hereof) of their acceleration of the Foothill Claim, the Federal Claim, or the Wells Fargo Claim, as applicable; provided, however, that neither Foothill, nor Federal, nor Wells Fargo shall suffer any liability whatsoever for any failure (other than a wilful failure) to send such notification.

     13. UCC Notices. In the event that any Creditor shall be required by the UCC or any other applicable law to give any notice to the other Creditor, such notice shall be given in accordance with the notice provisions hereof, and five (5) Business Days notice shall be conclusively deemed to be commercially reasonable.

     14. Independent Credit Investigations. No Creditor, nor any of their respective directors, officers, agents, or employees, shall be responsible to any other Creditor or to any other person or entity for any Obligor's solvency, creditworthiness, financial condition, or ability to repay any of the Claims or for the accuracy of any recitals, statements, representations, or warranties of any such Obligors, oral or written, or for the validity, sufficiency, enforceability, or perfection of the Claims or the Credit Documents, or any security interests or liens or Rights of Offset granted by any such Obligors to any Creditor in connection therewith. Each Creditor has entered into its respective financing agreements with the Obligors based upon its own independent investigation, and makes no warranty or representation to the other Creditor, nor does it rely upon any representation of the other Creditor with respect to matters identified or referred to in this paragraph.

     15. Perfection of Possessory Security Interests. For the limited purpose of perfecting the security interests or liens or Rights of Offset of the Creditors in those types or items of Collateral in which a security interest or lien or Right of Offset may be perfected by possession, each Creditor hereby appoints the other Creditors as its bailee for the limited purpose of possessing on its behalf any such Collateral that may come into the possession of such other Creditors from time to time, and each Creditor agrees to act as the others' bailee for such limited purpose of perfecting the others' security interest or lien or Right of Offset by possession through a bailee, provided that no Creditor shall incur any liability to the other Creditors by virtue of acting as the others' bailee hereunder, and any Creditor may relinquish possession of Collateral in its possession to another Creditor without the consent of any other Creditor, and without incurring liability to any other Creditor. In this regard, Wells Fargo agrees to use its reasonable best efforts to perfect and assist Foothill in the perfection of its security interests and liens with respect to the Obligors' rights in and to any and all deposit accounts, investment accounts, or other similar financial products provided by Wells Fargo to the Obligors.

     16. Waiver of Right to Require Marshaling. Each Creditor hereby expressly waives any right that it otherwise might have to require any other Creditor to marshal Assets or to resort to Collateral in any particular order or manner, whether provided for by common law or statute. No Creditor shall be required to enforce any guaranty or any security interest or lien or Right of Offset given by any Obligor as a condition precedent or concurrent to the taking of any enforcement action with respect to the Collateral.

     17. Termination. This Agreement is a continuing agreement, and, unless each of the Creditors has specifically consented in writing to its earlier termination, this Agreement shall remain in full force and effect in all respects until the later of (a) such time as the Foothill Claims are paid or otherwise satisfied in full, Foothill has no further commitment to extend credit facilities to Robertson-Ceco, and Foothill has released or terminated its security interests and liens in the Collateral, and (b) such time as the Wells Fargo Claims are paid or otherwise satisfied in full, Wells Fargo has no further commitment to extend credit facilities to Robertson-Ceco (or any commitment to Foothill to extend such credit facilities to Robertson-Ceco), and Wells Fargo has released or terminated its security interests and liens in the Collateral.

     18. Accountings. Each Creditor agrees, upon the occurrence of any Enforcement Action, to provide the other Creditors upon reasonable request periodic accountings of the amount of such Creditor's Claims, giving effect to any applications of realizations upon Collateral.

     19. Effect of Bankruptcy. This Agreement shall be and remain enforceable notwithstanding any bankruptcy or other insolvency proceeding by or against Robertson-Ceco or any other Obligor and shall apply with full force and effect to any indebtedness arising pursuant to debtor-in-possession financing arrangements or pursuant to financing arrangements entered into in connection with the confirmation of a plan of reorganization under chapter 11 of the Bankruptcy Code.

     20. Effect of Dispositions of Collateral on Junior Security Interests. Creditors agree that (a) any UCC collection, exchange, sale, or other disposition of Personal Property Collateral constituting Foothill Collateral by Foothill shall be free and clear of the junior security interests, liens, or Rights of Offset of Wells Fargo and Federal in such Personal Property Collateral (provided that such security interests, liens, or Rights of Offset of Wells Fargo and Federal shall attach, subject to the senior security interest, lien, or Right of Offset of Foothill, to the proceeds of any such collection, exchange, sale, or other disposition and any surplus, after the application of the proceeds in accordance with Section 4 hereof, shall be remitted to Wells Fargo or Federal, as applicable, in accordance with the provisions hereof), (b) any UCC collection, exchange, sale, or other disposition of Personal Property Collateral constituting Wells Fargo Cash Collateral by Wells Fargo shall be free and clear of the junior security interests, liens, or Rights of Offset of Foothill and Federal in such Personal Property Collateral (provided that such security interests, liens, or Rights of Offset of Foothill and Federal shall attach, subject to the senior security interest, lien, or Right of Offset of Wells Fargo, to the proceeds of any such collection, exchange, sale, or other disposition and any surplus, after the application of the proceeds in accordance with Section 4 hereof, shall be remitted to Foothill or Federal, as applicable, in accordance with the provisions hereof), (c) any UCC collection, exchange, sale, or other disposition of Personal Property Collateral constituting Foothill Collateral by Wells Fargo shall be (i) free and clear of the junior security interest, lien, or Right of Offset of Federal in such Personal Property Collateral (provided that such security interest, lien, or Right of Offset of Federal shall attach, subject to the senior security interests, liens, or Rights of Offset of Foothill and Wells Fargo, to the proceeds of any such collection, exchange, sale, or other disposition and any surplus, after the application of the proceeds in accordance with Section 4 hereof, shall be remitted to Federal in accordance with the provisions hereof), and (ii) subject to the senior security interest, lien, or Right of Offset of Foothill in such Personal Property Collateral; provided, however, that any amounts realized by Wells Fargo with respect to the collection, exchange, sale, or other disposition of its junior priority security interest, lien, or Right of Offset in Money, Accounts, General Intangibles constituting a right to payment of Money (other than the Wells Fargo Cash Collateral), and Negotiable Collateral shall be turned over to Foothill to be applied in reduction of the Foothill Claim or held by Foothill as cash collateral in accordance with the provisions of
Section 4 hereof; (d) any UCC collection, exchange, sale, or other disposition of Personal Property Collateral constituting Foothill Collateral or Wells Fargo Cash Collateral by Federal shall be subject to the senior security interests, liens, or Rights of Offset of Foothill or Wells Fargo in such Personal Property Collateral; provided, however, that any amounts realized by Federal with respect to the collection, exchange, sale, or other disposition of its junior priority security interest, lien, or Right of Offset in Money, Accounts, General Intangibles constituting a right to payment of Money (other than the Wells Fargo Cash Collateral), and Negotiable Collateral shall be turned over to Foothill to be applied in reduction of the Foothill Claim or held by Foothill as cash collateral in accordance with the provisions of
Section 4 hereof and, thereafter, to Wells Fargo to be applied in reduction of the Wells Fargo Claim or held by Wells Fargo as cash collateral in accordance with the provisions of Section 4 hereof; provided further, however, that any amounts realized by Federal with respect to the collection, exchange, sale, or other disposition of its junior priority security interest, lien, or Right of Offset in the Wells Fargo Cash Collateral shall be turned over to Wells Fargo to be applied in reduction of the Wells Fargo Claim or held by Wells Fargo as cash collateral in accordance with the provisions of Section 4 hereof and, thereafter, to Foothill to be applied in reduction of the Foothill Claim or held by Foothill as cash collateral in accordance with the provisions of
Section 4 hereof; (e) any foreclosure sale of Real Property Collateral by Foothill, or any collection by Foothill of rents, issues, or profits that are part of the Real Property Collateral, shall be free and clear of the junior security interests or liens of Wells Fargo and Federal in such Real Property Collateral (provided that such security interests or liens of Wells Fargo and Federal shall attach, subject to the senior security interest or lien of Foothill, to the proceeds of any such collection or other disposition and any surplus, after the application of the proceeds in accordance with Section 4 hereof, shall be remitted to Wells Fargo and Federal, as applicable, in accordance with the provisions hereof); (f) any foreclosure sale of Real Property Collateral by Wells Fargo, or any collection by Wells Fargo of rents, issues, or profits that are part of the Real Property Collateral, shall be (i) free and clear of the junior security interests or liens of Federal in such Real Property Collateral (provided that such security interest or lien of Federal shall attach, subject to the senior security interests or liens of Foothill and Wells Fargo, to the proceeds of any such collection or other disposition and any surplus, after the application of the proceeds in accordance with Section 4 hereof, shall be remitted to Federal in accordance with the provisions hereof), and (ii) subject to the senior security interest or lien of Foothill in such Real Property Collateral; provided, however, that any amounts realized by Wells Fargo with respect to the collection of rents, issues, or profits that are part of the Real Property Collateral by Wells Fargo shall be turned over to Foothill to be applied in reduction of the Foothill Claim or held by Foothill as cash collateral in accordance with the provisions of Section 4 hereof; and (g) any foreclosure sale of Real Property Collateral by Federal, or any collection by Federal of rents, issues, or profits that are part of the Real Property Collateral, shall be subject to the senior security interests or liens of Foothill and Wells Fargo in such Real Property Collateral; provided, however, that any amounts realized by Federal with respect to the collection of rents, issues, or profits that are part of the Real Property Collateral by Federal shall be turned over to Foothill to be applied in reduction of the Foothill Claim or held by Foothill as cash collateral in accordance with the provisions of Section 4 hereof and, thereafter, to Wells Fargo to be applied in reduction of the Wells Fargo Claim or held by Wells Fargo as cash collateral in accordance with the provisions of
Section 4 hereof.

     21. Notices. All notices hereunder shall be effective upon receipt, shall be in writing, and shall be sent by U.S. mail, Federal Express overnight courier (or the equivalent), hand delivery by a reputable and reliable professional courier service, mailgram, telefacsimile, telegram, or telex as follows:

     If to Wells Fargo:  WELLS FARGO BANK, N.A.
                         420 Montgomery Street
                         San Francisco, CA 94163
                         Attn: Mr. Lenny Mason

     With a copy to:          GIBSON, DUNN & CRUTCHER
                         One Montgomery Street, 31st Floor
                         San Francisco, CA 94104
                         Attn: Kathryn Coleman, Esq.

     If to Foothill:          FOOTHILL CAPITAL CORPORATION
                         11111 Santa Monica Boulevard, Suite 1500
                         Los Angeles, CA  90025
                         Attn:  Business Finance Division Manager

     With a copy to:          BROBECK, PHLEGER & HARRISON
                         550 S. Hope Street, Suite 2100
                         Los Angeles, CA  90071
                         Attn: John Francis Hilson, Esq.

     If to Federal:      FEDERAL INSURANCE COMPANY
                         Surety Claims Department
                         15 Mountain View Road
                         Warren, New Jersey 07061-1615
                         Attn: Walter J. Maxwell, Esq.

     With a copy to:          SACKS MONTGOMERY, P.C.
                         800 Third Avenue
                         New York, NY 10022
                         Attn: David E. Montgomery, Esq.


     The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other. The failure to send a copy of notice to the individuals who are shown above as being required to receive copies shall not invalidate or otherwise affect the validity of a notice that is otherwise effectively given. All notices or demands sent in accordance with this section shall be deemed received on the earlier of the date of actual receipt or five (5) Business Days after the deposit thereof in the mail.

     22. No Benefit to Third Parties. The terms and provisions of this Agreement shall be for the sole benefit of Foothill, Federal, and Wells Fargo and their respective successors and assigns, and no other person (including Robertson-Ceco, any other Obligor, Acstar, or Reliance), firm, entity, or corporation shall have any right, benefit, priority, or interest under, or because of this Agreement.

     23. Governing Law. This Agreement and all matters related hereto shall be governed as to validity, interpretation, enforcement, and effect by the laws of the State of California.

     24. Further Assurances. The parties hereto agree to execute and deliver such other documents and to take such action as reasonably may be required to carry out the purposes and intent of this Agreement, including the execution of releases and termination statements. In this regard, Federal agrees, upon request from either Foothill or Wells Fargo, to execute and deliver intercreditor agreements with Acstar and Reliance to reflect the priorities in the Acstar Collateral and the Reliance Collateral as set forth in Section 4 hereof, such intercreditor agreements to be substantially identical to the Acstar Intercreditor Agreements and the Reliance Intercreditor Agreements, respectively.

     25. Attorneys Fees. If any legal action or proceeding is brought by any party hereto to enforce or construe a provision of this Agreement, the unsuccessful party in such action or proceeding, irrespective of whether such action or proceeding is settled or prosecuted to final judgment, shall pay all of the reasonable attorneys fees and costs incurred by the prevailing party.

     26. Modifications in Writing. No amendment, modification, supplement, termination, consent, or waiver of or to any provision of this Agreement nor any consent to any departure therefrom shall in any event be effective unless the same shall be in writing and signed by or on behalf of each of the Creditors. Any waiver of any provision of this Agreement, or any consent to any departure from the terms of any provisions of this Agreement, shall be effective only in the specific instance and for the specific purpose for which given.

     27. Waivers; Failure or Delay. No failure or delay on the part of any Creditor in the exercise of any power, right, remedy, or privilege under this Agreement shall impair such power, right, remedy, or privilege or shall operate as a waiver thereof; nor shall any single or partial exercise of any such power, right, or privilege preclude any other or further exercise of any other power, right, or privilege. The waiver of any such right, power, remedy, or privilege with respect to particular facts and circumstances shall not be deemed to be a waiver with respect to other facts and circumstances.

     28. Headings. Section headings used in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement for any purpose or affect the construction of this Agreement.

     29. Severability of Provisions. Any provision of this Agreement which is illegal, invalid, prohibited, or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity, prohibition, or unenforceability without invalidating or impairing the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     30. Complete and Integrated Agreement. This Agreement is intended by the parties as a final expression of their agreement and is intended as a complete and integrated statement of the terms and conditions of their agreement. In this regard, upon the effectiveness of this Agreement, this Agreement shall supercede the terms and conditions of that certain Intercreditor Agreement, dated as of April 30, 1993, between Foothill and Wells Fargo. This Agreement shall not be modified except in a writing signed by the party to be charged, and may not be modified by conduct or oral agreements.

     31. Successors and Assigns. This Agreement is binding upon and inures to the benefit of the successors and assigns of each Creditor. Each Creditor agrees to maintain a copy of this Agreement together with its copies of the Credit Documents relating to its Claims. Each Creditor expressly reserves its right to transfer or assign its Claims, in whole or in part, together with its rights hereunder, provided that, prior to transferring or assigning any interest in its Claims to any person or entity, each Creditor shall disclose to such person or entity the existence and contents of this Agreement, shall provide to such person or entity a complete and legible copy hereof, and shall advise such person or entity that such Creditor's interests in the Collateral is subject to the terms hereof. Each Creditor agrees that at the request of another Creditor, it shall enter into an agreement containing the same or substantially similar terms as are provided under this Agreement, with any person or entity that refinances or proposes to refinance the requesting Creditor's Claim.

     32. Release of Collateral. Creditors agree that any Creditor may release or refrain from enforcing its security interest in any Collateral, or permit the use or consumption of such Collateral by Robertson-Ceco or any other Obligor, free of such Creditor's security interest, without incurring any liability to the other Creditors. The foregoing shall not, however, be deemed to affect the other Creditors' rights hereunder or to override or conflict with any covenant binding upon Robertson-Ceco, or the other Obligors, in the Foothill Agreements, the Federal Agreements, or the Wells Fargo Agreements. In the event of any sale or disposition by any Obligor of Collateral, Wells Fargo, Federal, and Foothill agree that the Creditor that holds the first lien on, the security interest in, or Right of Offset with respect to such Collateral shall be entitled to make the determination as to whether to release such Collateral in order to facilitate such sale or disposition. To the extent that Wells Fargo or Foothill, as applicable, determine to release its senior lien, security interest, or Right of Offset with respect to such item or items of Collateral, it shall provide written notice of such determination to the other Creditors whereupon such other Creditors shall be obligated to execute any and all documents reasonably required in order to release their junior liens, security interests, or Rights of Offset with respect to the subject item of Collateral (but not the proceeds of such sale or disposition).

     33. Counterparts; Telecopy Execution. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, admissible into evidence, and all of which together shall be deemed to be a single instrument. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile shall also deliver a manually executed counterpart of this Agreement but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

     34. WAIVER OF TRIAL BY JURY. THE PARTIES HERETO, AND EACH OF THEM, TO THE FULLEST EXTENT THEY MAY LEGALLY DO SO, HEREBY KNOWINGLY, EXPRESSLY, AND VOLUNTARILY WAIVE AND RELINQUISH ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS AGREEMENT, OR IN ANY WAY CONNECTED WITH, OR RELATED TO, OR INCIDENTAL TO, THE DEALINGS OF THE PARTIES HERETO WITH RESPECT TO THIS AGREEMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. TO THE FULLEST EXTENT THEY MAY LEGALLY DO SO, SUCH PARTIES HEREBY AGREE THAT ANY SUCH CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE OTHER PARTY OR PARTIES HERETO TO WAIVER OF ITS OR THEIR RIGHT TO TRIAL BY JURY.

     IN WITNESS WHEREOF, Wells Fargo, Federal, and Foothill have executed this Agreement as of the day and year first above written.


                         FOOTHILL CAPITAL CORPORATION,
                         a California corporation


                         By_________________________________

                         Title:_______________________________



                         WELLS FARGO BANK, N.A.,
                         a national banking association


                         By_________________________________

                         Title:_______________________________



                         FEDERAL INSURANCE COMPANY,
                         a Indiana corporation


                         By_________________________________

                         Title:_______________________________

              ACKNOWLEDGEMENT, CONSENT AND AGREEMENT TO BE BOUND


     By executing this Agreement, Robertson-Ceco acknowledges and consents to this Agreement and agrees to be bound by the provisions hereof, as of the day and year first above written. Robertson-Ceco further agrees that the terms of this Agreement shall not give it any substantive rights vis-a-vis Wells Fargo, Federal, or Foothill. If Wells Fargo, Foothill, or Federal shall enforce their rights or remedies in violation of the terms of this Agreement, Robertson-Ceco agrees that it shall not have the right to assert such violation as a defense against Wells Fargo, Federal, or Foothill, as applicable, or assert such violation as a counterclaim or basis for set-off or recoupment. By its execution of this Agreement, to the maximum extent permitted by law, Robertson-Ceco expressly waives any right that it has under
Section 952 of the California Financial Code.


                         ROBERTSON-CECO CORPORATION,
                         a Delaware corporation


                         By_________________________________

                         Title:_______________________________